Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “Ernst & Young LLP” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated November 27, 2013, on the financial statements and financial highlights of Altegris Futures Evolution Strategy Fund in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 550 to File No. 333-122917; Amendment No. 552 to File No. 811-21720).

/s/ Ernst & Young LLP

Philadelphia, PA

January 28, 2013